As filed with the Securities and Exchange Commission on May 10, 2001
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOLECTRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2447045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

777 Gibraltar Drive
Milpitas, California    95035
(Address, including zip code, of Registrant's principal executive offices)

Centennial Technologies, Inc. 1994 Stock Option Plan, as amended
Centennial Technologies, Inc. 1994 Formula Stock Option Plan, as amended
Centennial Technologies, Inc. 1999 Stock Option Plan
(Full title of the Plans)

SUSAN S. WANG
Senior Vice President,
Chief Financial Officer and Secretary
SOLECTRON CORPORATION
777 Gibraltar Drive
Milpitas, California 95035
(408) 957-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
STEVEN E. BOCHNER, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

CALCULATION OF REGISTRATION FEE

                                                     Proposed         Proposed
                                       Amount         Maximum          Maximum        Amount of
       Title of Securities             To Be       Offering Price     Aggregate      Registration
         to be Registered            Registered     Per Share(1)    Offering Price      Fee(2)

 Common Stock of the Company
 to be issued upon exercise
 of options granted
 under the:

 Centennial Techologies, Inc.
 1994 Stock Option Plan,
 as amended.......................      304,467    $   25.9450      $  7,899,396     $    1,975

 Centennial Techologies, Inc.
 1994 Formula Stock
 Option Plan,
 as amended.......................        5,488    $   25.9450      $    142,386     $       36

 Centennial Techologies, Inc.
 1999 Stock Option
 Plan.............................      460,034    $   25.9450      $ 11,935,582     $    2,984

    Total.........................      769,989             --      $ 19,977,364     $    4,995

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon $25.9450, the average of the high and low prices per share of Solectron common stock as reported in the New York Stock Exchange as of May 9, 2001.

(2) Pursuant to Rule 457 (b) under the Securities Act, $4,995 of the registration fee is offset by the filing fees previously paid in connection with the filing of Registration Statement on Form S-4 filed on March 22, 2001. The fees paid for this filing included all shares to be issued pursuant to the exercise of Centennial Technologies, Inc. options. Accordingly, no additional fee is being paid herewith.

SOLECTRON CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statements on Form S-8 (File #333-75813), the audited financial statements for the Registrant's fiscal year ended August 25, 2000 contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended August 25, 2000 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on November 13, 2000, and the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 1, 2000 and March 2, 2001 filed pursuant to Section 13(a) of the Exchange Act.

ITEM 4 DESCRIPTION OF SECURITIES.

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Inapplicable.

ITEM 8. EXHIBITS

Exhibit Number	Document
4.1	Centennial Technologies, Inc. 1994 Stock Option Plan, as amended
4.2	Centennial Technologies, Inc. 1994 Formula Stock Option Plan, as amended
4.3	Centennial Technologies, Inc. 1999 Stock Option Plan
5.1	Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation
23.1	Consent of Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-3).

II-1

ITEM 9. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 10th day of May, 2001.

SOLECTRON CORPORATION

By:	/s/ Susan S. Wang

Susan S. Wang
Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Koichi Nishimura and Susan Wang, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Koichi Nishimura, Ph.D. Koichi Nishimura, Ph.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 10, 2001
/s/ Susan S. Wang Susan S. Wang	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 10, 2001
/s/ Winston H. Chen, Ph.D. Winston H. Chen, Ph.D.	Director	May 10, 2001
/s/ Richard A. D'Amore Richard A. D'Amore	Director	May 10, 2001
/s/ Charles A. Dickinson Charles A. Dickinson	Director	May 10, 2001
/s/ Heinz Fridrich Heinz Fridrich	Director	May 10, 2001
/s/ Philip Gerdine, Ph.D. Philip Gerdine, Ph.D.	Director	May 10, 2001
/s/ William Hasler William Hasler	Director	May 10, 2001
/s/ Kenneth E. Haughton, Ph.D. Kenneth E. Haughton, Ph.D.	Director	May 10, 2001
/s/ Paul R. Low, Ph.D. Paul R. Low, Ph.D.	Director	May 10, 2001
/s/ Osamu Yamada Osamu Yamada	Director	May 10, 2001

INDEX TO EXHIBITS

Exhibit Number	Document
4.1	Centennial Technologies, Inc. 1994 Stock Option Plan, as amended
4.2	Centennial Technologies, Inc. 1994 Formula Stock Option Plan, as amended
4.3	Centennial Technologies, Inc. 1999 Stock Option Plan
5.1	Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation
23.1	Consent of Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-3).